Exhibit 4.1

SECOND AMENDMENT TO FIFTH AMENDED AND
RESTATED REVOLVING CREDIT AGREEMENT

     This Second Amendment to the Fifth Amended and Restated Revolving Credit Agreement (the “Amendment”) is made as of July 27, 2004, by and among Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio (the “Borrower”), Bank One, NA, having its principal office in Chicago, Illinois and the several banks, financial institutions and other entities from time to time parties to this Agreement (the “Lenders”), and Bank One, NA, not individually, but as “Administrative Agent”, and one or more new or existing “Lenders” shown on the signature pages hereof.

RECITALS

A. Borrower, Administrative Agent and certain other Lenders have entered into an Fifth Amended and Restated Credit Agreement dated as of December 12, 2003 (as amended, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Credit Agreement.

B. Pursuant to the terms of the Credit Agreement, the Lenders initially agreed to provide Borrower with a revolving credit facility in an aggregate principal amount of up to $650,000,000. The Borrower, the Administrative Agent and the Lenders now desire to amend the Credit Agreement in order to, among other things (i) increase the Aggregate Commitment to $1,000,000,000; and (ii) admit as “Lenders” under the Credit Agreement the new institutions identified on Schedule A attached hereto (the “New Lenders”).

     NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS

     1. The foregoing Recitals to this Amendment hereby are incorporated into and made part of this Amendment.

               From and after July 27, 2004 (the “Effective Date”) (i) the New Lenders shall be considered as “Lenders” under the Credit Agreement and the Loan Documents, and (ii) the existing Lenders who are parties to this Amendment shall each be deemed to have increased its Commitment to the amount shown next to their respective signatures on the signature pages of this Amendment, each having a Commitment in the amount shown next to their respective signatures on the signature pages of this Amendment. The Borrower shall, on or before the Effective Date, execute and deliver to each of the New Lenders a Note and a Competitive Bid Note.

               From and after the Effective Date, the Aggregate Commitment shall equal One Billion Dollars ($1,000,000,000).

               For purposes of Section 13.1 of the Credit Agreement (Giving Notice), the address(es) and facsimile number(s) for the New Lenders shall be as specified below their respective signature(s) on the signature pages of this Amendment.

               The Borrower hereby represents and warrants that, as of the Effective Date, there is no Default or Unmatured Default, the representations and warranties contained in Article V of the Agreement are true and correct as of such date and the Borrower has no offsets or claims against any of the Lenders.

               As expressly modified as provided herein, the Credit Agreement shall continue in full force and effect.

               This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

DEVELOPERS DIVERSIFIED REALTY CORPORATION

By: /s/ William H. Schafer

Print Name: William H. Schafer
Title: Senior Vice President and CFO

3300 Enterprise Parkway Beachwood, Ohio 44122 Phone: 216/755-5506 Facsimile: 216/755-1506 Attention: Scott A. Wolstein

COMMITMENTS: $60,000,000	BANK ONE, NA, Individually and as Administrative Agent

By: /s/ Timothy Carew

Print Name: Timothy Carew Title: Director, Capital Markets

1 Bank One Plaza, IL 1-0315 Chicago, Illinois 60670 Phone: 312/325-3114 Facsimile: 312/325-3122 Attention: Large Corporate Real Estate

BANK SIGNATURE PAGE INTENTIONALLY DELETED

$75,000,000	COMMERZBANK AG, Individually and as Documentation Agent

By: /s/ Christian Berry

Print Name: Christian Berry Title: Vice President

and by:

By: /s/ Douglas Traynor

Print Name: Douglas Traynor Title: Senior Vice President

2 World Financial Center New York, NY 10281-1050 Phone: 212/400-7569 Facsimile: 212/266-7565 Attention: Mr. Douglas Traynor

$75,000,000	WACHOVIA BANK, NA., Individually and as Documentation Agent

By: /s/ Rex E. Rudy

Print Name: Rex E. Rudy Title: Managing Director

Mail Code NC-0172, 16th Floor 301 S. College Street Charlotte, NC 28288 Phone: 704/383-6506 Facsimile: 704/383-6205 Attention: Mr. Rex E. Rudy

$75,000,000	WELLS FARGO BANK, N.A., Real Estate Finance Group, Individually and as Documentation Agent

By: /s/ Scott S. Solis

Print Name: Scott S. Solis Title: Vice President

123 North Wacker Drive Suite 1900 Chicago, IL 60606 Phone: 312/269-4818 Facsimile: 312/782-0969 Attention: Mr. Scott Solis

$50,000,000	US BANK N.A., Individually and as Managing Agent

By: /s/ Mark O. Conzelmann

Print Name: Mark O. Conzelmann Title: Assistant Vice President

1350 Euclid Avenue Cleveland, OH 44115 Phone: 216/623-9210 Facsimile: 216/241-0164 Attention: Mr. Mark Conzelmann

$40,000,000	MORGAN STANLEY BANK Individually and as Co-Agent

By: /s/ David Twenge

Print Name: David Twenge Title:Vice President Morgan Stanley Bank

1633 Broadway 25th Floor New York, NY 10019 Phone: 212-537-1532 / 2484 Facsimile: 212-537-1867 / 1866 Attention: Erna Dell’aquila / Edward Henley

$35,000,000	EUROHYPO AG, NEW YORK BRANCH Individually and as Co-Agent

By: /s/ Ben J. Marciano

Print Name: Ben J. Marciano Title: Managing Director

By: /s/ Andrew Cherrick

Print Name: Andrew Cherrick Title: Vice President

123 North Wacker Drive Suite 2300 Chicago, IL 60606 Phone: 312-267-8868 Facsimile: 312-267-8875 Attention: Maureen Slentz

$35,000,000	ING Real Estate Finance (USA) LLC Individually and as Co-Agent

By: /s/ David A.Mazujian

Print Name: David A. Mazujian Title: Managing Director

230 Park Avenue, 12th Floor New York, NY 10169 Phone: 212/883-2620 Facsimile: 212/883-2734 Attention: Mr. David Mazujian

$35,000,000	PNC BANK, NATIONAL ASSOCIATION Individually and as Co-Agent

By : /s/ Michael E. Smith

Print Name: Michael E. Smith Title: Senior Vice President

One PNC Plaza 249 Fifth Avenue, P1-POPP-19-2 Pittsburgh, PA 15222 Phone: 412/768-9135 Facsimile: 412/762-6500 Attention: Mr. Michael Smith

$30,000,000	THE BANK OF NOVA SCOTIA, NEW YORK AGENCY

By: /s/ Neil J. Crawford

Print Name: Neil J. Crawford Title: Director

One Liberty Plaza New York, NY 10006 Phone: 212-225-5170 Facsimile: 212-225-5166 Attention: Neil Crawford

$27,000,000	AM SOUTH BANK

By: /s/ Robert Blair

Print Name: Robert Blair Title: Vice President

1900 Fifth Avenue North Birmingham, AL 35203 Phone: 205/326-4071 Facsimile: 205/326-4075 Attention: Mr. Robert Blair

$25,000,000	SUMITOMO MITSUI BANKING CORPORATION

By: /s/ Takashi Shimahara

Print Name: Takashi Shimahara Title: Joint General Manager

277 Park Avenue New York, NY 10172 Phone: 212-224-4178 Facsimile: 212-224-4887 Attention: Charles J. Sullivan

$25,000,000	SUNTRUST BANK

By: /s/ Nancy B. Richards

Print Name: Nancy B. Richards Title: Vice President

8425 Boone Boulevard, Suite 820 Vienna, VA 22182 Phone: 703/902-9039 Facsimile: 703/902-9245 Attention: Ms. Nancy Richards

$25,000,000	UBS Loan Finance LLC

By: /s/ Doris Mesa

Doris Mesa Associate Director Banking Products Services, US

By: /s/ Winslow Ogbourne

Winslow Ogbourne Associate Director Banking Products Services, US

677 Washington Boulevard Stamford, CT 06901 Phone: 203-719-3845 Facsimile: 203-719-3888 Attention: Christopher Aitkin

BANK SIGNATURE PAGE INTENTIONALLY DELETED

$20,000,000	COMERICA BANK

By: /s/ James Graycheck

Print Name: James Graycheck Title: Assistant Vice President

500 Woodward Avenue MC 3256 Detroit, MI 48226 Phone: 313-222-1276 Facsimile: 313-222-9295 Attention: James Graycheck

BANK SIGNATURE PAGE INTENTIONALLY DELETED

$15,000,000	FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By: /s/ Greg Cullum

Print Name: Greg Cullum Title: SVP

701 Market Street Chattanooga, TN 37402 Phone: 423-757-4272 Facsimile: 423-757-4040 Attention: Greg Cullum

$14,500,000	KEYBANK NATIONAL ASSOCIATION

By: /s/ Donald Woods

Print Name: Donald Woods Title: Asst VP

127 Public Square 8th Floor Cleveland, OH 44114 Phone: 216-689-7547 Facsimile: 216-689-4997 Attention: Donald Woods

$12,500,000	SOVEREIGN BANK

By: /s/ T. Gregory Donohue

Print Name: T. Gregory Donohue Title: Senior Vice President

75 State Street MA 1 - SST - 0441 Boston, MA 02109 Phone: 617-757-5578 Facsimile: 617-757-5652 Attention: T. Gregory Donohue

SCHEDULE A

List of New Lenders

Morgan Stanley Bank

Eurohypo AG, New York Branch

The Bank of Nova Scotia, New York Agency

KeyBank National Association

Sumitomo Mitsui Banking Corporation

UBS Investment Bank

Comerica Bank

First Tennessee Bank National Association

Sovereign Bank

Schedule A-1